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                                                                   EXHIBIT 10.8

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                                DSET CORPORATION

                               SEVERANCE AGREEMENT

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     THIS SEVERANCE AGREEMENT (the "Agreement") is made as of the [_____] day of
October, 2000, by and between DSET Corporation, a New Jersey corporation (the "Company"), and [_________], an employee of the Company (the "Employee").

                                R e c i t a l s:

     1. The Company is engaged in providing business-to-business e-commerce connectivity solutions for the global telecommunications marketplace. The Employee is currently employed by the Company as [_________________________].

     2. The Company and the Employee desire to provide for the payment of severance pay to the Employee in the event of the termination of his employment on the terms and conditions set forth in this Agreement.

                                   Agreement:

     In consideration of the premises and the mutual covenants and conditions set forth herein, the Company and the Employee agree as follows:

     Section 1. Operation of Agreement. This Agreement shall be effective immediately upon its execution, but the provisions hereof shall not be operative unless and until or the termination of the Employee for the reasons set forth in
Section 2 has occurred.

     Section 2. Severance Pay Upon Termination by Company Without Cause or by Death or Disability of Employee. If the Employee's employment with the Company is terminated either:

     (a) By the Company for no reason or for any reason other than Cause. For purposes of this Agreement, "Cause" shall mean (i) willful misconduct by the Employee in connection with his employment, including, but not limited to, misappropriating any funds or property of the Company, attempting to willfully obtain any personal profit from any transaction in which the Employee has an interest which is adverse to the interests of the Company, or any other intentional act or omission which substantially impairs the Company's ability to conduct its ordinary business in its usual manner,
     (ii) the failure of the Employee to perform his duties or to follow the reasonable directions of the Board of Directors of the Company within ten
     (10) business days after receipt by the Employee of written notice of such failure, (iii) the Employee's conviction of, or plea of nolo contendre to, any crime constituting a felony under the laws of the United States or any



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     State thereof, or any crime constituting a misdemeanor under any such law involving moral turpitude, or (iv) material breach by the Employee of any provision of any confidentiality, invention assignment, non-competition or non-solicitation agreement with the Company, which breach shall not have been cured by the Employee within ten (10) days of receipt of written notice of said breach; or

     (b) By the death or disability of the Employee;

     then the Company shall pay the Employee (or his estate or personal representative) an amount equal to [six/nine/twelve] times the average of the Employee's total monthly compensation (salary, bonus and commissions, as applicable) for the 12 months immediately prior to the termination. Such amount shall be paid in equal installments on the first business day of each month over the 12-month period following termination. The Employee (or his estate or personal representative) also shall be entitled to receive from the Company, for the [_______] months following such termination, the Employee's medical, dental, disability and life insurance benefits previously received by the Employee, all at the cost of the Company. In the event that the Employee's continued participation in any such plans for such period is not possible under the general terms and provisions thereof, the Company shall pay to the Employee benefits which are substantially similar in content and value to those which the Employee was entitled under such plans or programs for such period. The Company may withhold from any such severance compensation any federal, state, city, county or other taxes.

     (c) All severance payments under this Section 2 are subject to the Employee signing a non-compete agreement, the term of which to be commensurate with the length of the severance payments.

     (d) Under no circumstance of any kind will the Company be obligated to pay any amounts to the Employee under this Sections 2 if the Employee has been terminated for Cause by the Company.

     (e) In the event of any termination of the employment of the Employee with the Company for any reason, whether by the Company or by the Employee, the obligation of the Company to match 401K contributions, if any, shall terminate.

     (f) The Employee understands and agrees that the provisions of this Section 2 with respect to the payment of severance by the Company does not alter the Employee's status as an at-will employee of the Company.

     Section 3. Entire Obligation. Payment to the Employee pursuant to Section 2 of this Agreement shall constitute the entire obligation of the Company to the Employee and full settlement of any claim under law or equity that the Employee might otherwise assert against the Company, or any of its employees, officers or directors on account of the Employee's termination. Payments hereunder shall supersede and extinguish any obligation the Company

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may have with respect to the Employee pursuant to any employment contract or other agreement for the payment of employment compensation, whether such agreement(s) are in existence now or come into existence hereafter. This Agreement contains the entire agreement of the parties concerning the subject matter hereof and supersedes any prior agreement between the Company and the Employee concerning the subject matter hereof.

     Section 4. Term of Agreement. This Agreement shall be for a term commencing on the date hereof and terminating on December 31, 2000. This Agreement shall be automatically renewed for a one-year period starting January 1, 2001, unless terminated at the discretion of the Board of Directors of the Company on five days prior written notice. If a Change in Control (as defined below) has occurred prior to the date of the termination of this Agreement, this Agreement shall continue to be effective until the date two years following the Change in Control. The term "Change in Control" as used in this Agreement shall mean the first to occur of any of the following:

     (a) The effective date or date of consummation of any transaction or series of transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) pursuant to which the Company:

          (i) becomes a subsidiary of another corporation, or

          (ii) is merged or consolidated with or into another corporation, or

          (iii) engages in an exchange of shares with another corporation, or

          (iv) transfers, sells or otherwise disposes of all or substantially all its assets to a single purchaser (other than the Employee), or a group of purchasers (none of whom is the Employee);

provided, however, that this Subsection (a) shall not be applicable to a transaction or series of transactions in which a majority of the capital stock of the other corporation, following such transaction or series of transactions, is owned or controlled by the holders of a majority of the Company's outstanding capital stock immediately before such sale, transfer or disposition.

     (b) The date upon which any person, (other than the Employee), group of associated persons acting in concert (none of whom is the Employee) or corporation becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than fifty percent (50%) of the votes then entitled to be cast at an election of directors of the Company; provided however, that this Subsection (b) shall not be applicable to a transaction or series of transactions in which the entity acquiring such ownership in excess of fifty percent (50%) is a person or entity who is eligible, pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934, as amended, to file a statement on Schedule 13G with respect to its beneficial ownership of the Company's capital stock, whether or not such person or entity shall have filed a schedule 13G, unless

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     such person or entity shall have filed a Schedule 13D with respect to beneficial ownership of fifteen (15%) or more of the Company's capital stock; and provided, further, that the acquisition of shares in a bona fide public offering or private placement of securities by an investor who is acquiring such shares for passive investment purposes only shall not constitute a "Change in Control."

     (c) The date upon which the persons who were members of the Board of Directors of the Company on the date of this Agreement (the "Original Directors") cease to constitute a majority of the Board of Directors; provided, however, that any new Director whose nomination or selection has been approved by the affirmative vote of at least three of the Original Directors then in office shall also be deemed an Original Director.

     Section 5. Severability. Should any clause, portion or section of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of the Agreement.

     Section 6. Assignment: Successors in Interest. This Agreement, being personal to the Employee, may not be assigned by him. The terms and conditions of this Agreement shall enure to the benefit of and be binding upon the successors and assigns of the Company, and the heirs, executors and personal representatives of the Employee.

     Section 7. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable in the case of agreements made and to be performed entirely within such State.

     Section 9. Arbitration. Any controversy or claim arising out of or in connection with this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of New Jersey and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the State of New Jersey. The arbitration award shall include attorneys' fees and costs to the prevailing party.

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     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first above written.

DSET CORPORATION


By:________________________________
     William P. McHale, Jr., President
       and Chief Executive Officer



                                     ACCEPTED: ________________________________
                                                  [EMPLOYEE]

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